UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
L.B. Foster Company
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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L.B. FOSTER COMPANY
 415 Holiday Drive, Suite 100
 Pittsburgh, Pennsylvania 15220

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of L.B. Foster Company (the “Company”) dated April 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020.  This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 11, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020

To the Shareholders of L.B. FOSTER COMPANY:

Due to the continuing public health impact of the COVID-19 coronavirus pandemic and to support and preserve the health of our partners and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) of L.B. Foster Company (the “Company”) has been changed.  As previously announced, the Annual Meeting will be held on May 28, 2020 at 8:30 AM Eastern Daylight Time, but in lieu of a physical location, the Meeting will be held in a virtual format only.  You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Meeting if you were a shareholder of the Company as of the close of business on March 27, 2020 (the Record Date), or hold a legal proxy for the meeting  provided by your bank, broker, or other intermediary.  To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FSTR2020 you must enter the control number found on your proxy card, voter instruction form, or Notice of Internet Availability you previously received.  Once admitted to the Meeting, you may vote during the Annual Meeting, submit questions, and view the list of stockholders entitled to vote by following the instructions available on the Meeting website.  Whether you plan to attend the Meeting or not, we urge you to vote and to submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Annual Meeting.  If you have already voted by Internet, phone, or mail, you do not need to vote again.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you encounter any difficulties in accessing the virtual meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/FSTR2020.

By Order of the Board of Directors,

Patrick J. Guinee
Senior Vice President, General Counsel, and Corporate Secretary

May 11, 2020

The Annual Meeting on May 28, 2020, at 8:30 AM Eastern Daylight Time is available at www.virtualshareholdermeeting.com/FSTR2020.   The proxy statement and Annual Report are available on our Investor Relations website at https://lbfostercompany.gcs-web.com/financial-information/proxy-materials.  Additionally, you may access our proxy materials at www.proxyvote.com.